CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form N-2 of our report dated February 26, 2003, relating to the financial statements of BACAP Alternative Multi-Strategy Fund, LLC, which appear in such Registration Statement. We also consent to the reference to us under the heading Independent Accountants and Legal Counsel in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

New York, New York
March 27, 2003